SHARP TECHNOLOGY, INCWARRANT


           THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT
         REQUIRE  REGISTRATION  OF  THE  WARRANT  OR  SUCH  OTHER  SECURITIES.


          Warrant  to  Purchase  1,000,000  Shares  of  Common  Stock

          Date:  as  of  January  1,  2000

                                     WARRANT
               TO PURCHASE COMMON STOCK OF SHARP TECHNOLOGY, INC.


               THIS CERTIFIES that GILBERT GERTNER ("Warrant Holder") or registered assigns, is entitled to purchase from Sharp Technology, Inc. (the "Company"), a corporation organized and existing under the laws of Delaware, subject to the provisions hereof at any time after the date hereof ONE MILLION (1,000,000) shares of Capital Stock at the Warrant Price.


               1.   Definitions. For the purpose of the Warrants of this Series:
                    ------------

                    (a) "Capital Stock" shall mean the Company's common stock, and any other stock of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.


                    (b) "Warrants of this Series" or "Warrants" shall mean this Warrant and any and all Warrants which are issued in exchange or substitution for any outstanding Warrant pursuant to the terms of that Warrant.

                    (c) "Warrant Price" shall mean, $ 0.10 per share, subject to equitable adjustment for any forward or reverse stock split, stock dividend or combination of shares.

                    (d) "Warrant Shares" shall mean the Stock purchased upon exercise of Warrants.


               2.  Method of Exercise of Warrants. This Warrant may be exercised
                   -------------------------------
          by the surrender of the Warrant at the principal office of the Company (the "Principal Office"), and upon payment to it of the purchase price for the shares to be purchased upon such exercise. The purchase price shall be paid by delivering a certified check, bank draft or wire transfer funds to the order of the Company for the entire purchase price. The persons entitled to the shares so purchased shall be treated for all purposes as the holders of such shares as of the close of business on the date of exercise and certificates for the shares of stock so purchased shall be delivered to the persons so entitled within a reasonable time, not exceeding thirty (30) days, after such exercise.


              3.   Transfer.  This  Warrant  is  NOT transferable or assignable.
                   ---------

              4.   Certain  Covenants  of the Company. The Company covenants and
                   -----------------------------------
          agrees that all shares which may be issued upon the exercise of Warrants of this Series, will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by the Warrants may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by the Warrants, a sufficient number of shares of its Stock to provide for the exercise of the rights represented by the Warrants.


              5.   Adjustment  of  Purchase  Price  and Number of Shares. At any
                   ------------------------------------------------------
          time  while  Warrants of this Series remain outstanding and unexpired, in case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of the Warrants), this Warrant shall be deemed to provide that the holders of the Warrants shall have the right to receive upon the exercise thereof, in lieu of each share of Stock theretofore issuable upon exercise of the Warrants, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification or change by the holder of one share of Stock issuable upon exercise of the Warrants had the Warrants been exercised immediately prior to such reclassification or change. The provisions of this Section 5 shall similarly apply to successive reclassification and changes.


              6.   Notice  of  Adjustments.    Whenever  there  shall  occur  an
                   ------------------------
          adjustment pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's board of directors made any determination hereunder), and the Warrant Price and number of shares of Stock purchasable at that Warrant Price after giving effect to such adjustment, and shall promptly cause- copies of such certificates to be mailed (by first class and postage prepaid) to the registered holders of the Warrants.

          In  the  event  the  Company  shall  take any action which pursuant to
          Section 5 may result in an adjustment of any of the Warrant Price or the number of shares of Stock purchasable at that Warrant Price upon exercise of the Warrants, the Company will give to the registered holders of the Warrants at their last addresses known to the Company written notice of such action thirty (30) days in advance of its effective date in order to afford to such holders of the Warrants an opportunity to exercise the Warrants and to purchase shares of Stock of the Company prior to such action becoming effective.


              7.   Fractional  Shares.  No  fractional  shares  of the Company's
                   -------------------
          Stock will be issued in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Warrant Price paid by the holder for its Warrant Shares upon such exercise.


              8.   Loss,  Theft,  Destruction or Mutilation. Upon receipt by the
                   -----------------------------------------
          Company of evidence reasonably satisfactory to it that any Warrant of this Series has been mutilated, destroyed, lost or stolen, and in the case of any destroyed, lost or stolen Warrant, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant, upon surrender and cancellation thereof, the Company will execute and deliver in the Warrant Holder's name, in exchange and substitution for the Warrant of like tenor substantially in the form thereof with appropriate insertions and variations.

              9.   Registration.
                   -------------

                    (a) If, at the time of any exercise of this Warrant the shares of Common Stock to be issued to the holder hereof are not then registered under the Securities Act of 1933, as amended, and applicable state securities law, the Company may require, as a condition to the issuance of such shares, that the holder thereof agree in writing with the Company that such shares are being acquired by such holder for investment and not with any view to the distribution thereof and that until such time as such shares shall have been so registered, or shall have been transferred in accordance with an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act of 1933, as amended, or applicable state laws, stock transfer instructions may be issued to the Company's transfer agent and the certificates representing any such shares of Common Stock shall bear a legend substantially as follows:


                   "THESE  SECURITIES  HAVE  NOT BEEN REGISTERED UNDER THE
                    SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."


                    (b) If requested the Company and the managing underwriter, and if comparable agreements are entered into by each officer and director of the Company, the Warrant Holder agrees to enter into a lock-up agreement pursuant to which the Warrant Holder will not, from the date of such agreement and through a period of no more than one hundred eighty (180) days following the effective date of the first registration statement for a public offering of the Company's securities, and for a period of no more than ninety
               (90) days following the effective day of any subsequent registration statement, sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, any of its Waif ant Shares.


               10. Governing  Law.  This  Agreement shall be  governed  by and
                   ---------------
          construed  and  enforced  in  accordance  with  Delaware  law.



               11. Headings. The descriptive headings of the several sections of
                   ---------
          these Warrants are inserted for convenience only and do not constitute a part of these Warrants.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Warrant to be signed under seal by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on the date of this Warrant.



         SHARP  TECHNOLOGY,  INC.


BY:  /s/  Robert  C.  Wesolek
-----------------------------
Robert  C.  Wesolek
Treasurer

                               WRITTEN CONSENT OF
                        HOLDER OF OPTIONS OR WARRANTS OR
                              OTHER DERIVATIVES OF
                             SHARP TECHNOLOGY, INC.

     I, the undersigned, being a Holder of options or warrants or other derivatives (collectively, the "Options") of Sharp Technology, Inc., a Delaware corporation ("SHARP"), do hereby understand and consent to the following statements and give my written consent to take the following action:

     1. I understand that SHARP will enter into that certain Agreement and Plan of Merger and Reorganization ("MERGER") between Celebrity Entertainment Group, Inc., Sharp Florida Acquisition Corp. and SHARP

     2. I understand that a requirement of the MERGER is that all SHARP Options be exchanged for Options of Celebrity Entertainment Group, Inc.

     I  currently  hold  the  following  Options  of  SHARP:

Date Issued: 1/1/2000   Expiration date: None     Shares under option: 1,000,000
Exercise  price:  $0.10  per  share

After the MERGER, I will hold the following Options of Celebrity Entertainment Group, Inc.

Date Issued: 1/1/2000   Expiration date: None       Shares under option: 333,333
Exercise price: $5.10 per share

     3. I waive notice of adjustment and consent to the automatic exchange of my SHARP Options for the options of Celebrity Entertainment Group, Inc.

     4. I understand that when I sign this consent, and upon the effective date of the merger of Sharp Technology, Inc. and Sharp Florida Acquisition Corp., all as set forth in the MERGER, that my SHARP Options will automatically be exchanged for Options of Celebrity Entertainment Group, Inc.

     5. I understand that Celebrity Entertainment Group, Inc. will promptly deliver to me my options of Celebrity Entertainment Group, Inc. upon my tender of my SHARP Options to Sharp Technology, Inc. promptly upon the effective date of the merger of Sharp Technology, Inc. and Sharp Florida Acquisition Corp.

     6. I have received the information attached as Exhibit "A" concerning appraisal rights pursuant to Sec.262 of the General Corporation Law of Delaware.


Date   December  15,  2000
       -----------------------
Signed /s/  Gilbert  Gertner
       -----------------------------------------

Print Option Holder Name   Gilbert  Gertner
                         --------------------

Exhibit  10.1(b)


                           AGREEMENT FOR PURCHASE AND
                         SALE OF FURNITURE AND EQUIPMENT

     THIS AGREEMENT is made at Houston, Harris County, Texas, on January 12, 1999, between Sharp Technology, Inc., a Delaware corporation, called the Purchaser in this agreement, and Commercial Capital Trading Corporation, a Delaware corporation, called the Seller in this agreement.

     PURCHASE  AND  SALE

1. The Purchaser agrees to purchase from the Seller, and the Seller agrees to sell and deliver to the Purchaser, on the Closing Date, the Seller's furniture, fixtures, and equipment, more particularly described or referred to in Schedule A (the "Property"). Schedule A is attached to this agreement and incorporated by reference herein

     PURCHASE  PRICE

2. On delivery of the Seller's Property to the Purchaser on the Closing Date, the Purchaser will deliver to the Seller an executed combined note and security agreement in the amount of One Hundred Seven Thousand Two Hundred Fifty and NO/100 Dollars ($107,250.00).

     ALLOCATION  OF  PURCHASE  PRICE

3. The purchase price is apportioned among the properties, assets, and business being sold by the Seller as follows:

     PROPERTY
          Computer  and  Related                                    $ 14,550.00
          Fixtures  and Furniture                                   $ 92,700.00

         TOTAL                                                      $107,250.00
                                                                    -----------

CLOSING

4. The parties agree to use their best efforts to consummate this Closing. The Closing shall take place at the offices of Sharp Technology, Inc., Houston, Texas on January 12, 1999, ("Closing Date"), or at such other time, date, and place mutually agreed upon in writing by the Seller and the Purchaser. In either event, all terms and conditions to the Closing of this Agreement shall have been met at least three (3) days prior to the Closing Date.

     INSTRUMENTS  OF  CONVEYANCE  AND  TRANSFER  AT  CLOSING

5. At Closing, the Seller will deliver to the Purchaser a bill of sale on a form attached hereto as Exhibit "B"

     POSSESSION  OF  PROPERTY

6. Simultaneous with the delivery of the documents described in paragraph 6, above, the Seller will take all steps as may be needed to put the Purchaser in actual possession, operation, and control of the Property to be transferred.

     REPRESENTATIONS  AND  WARRANTIES  BY  SELLER

     7(a) Organization of Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is presently being conducted. Furthermore, the Seller has authority to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement. Seller has no subsidiaries and has no direct or indirect interest (other than as a creditor under accounts receivable), either by way of stock ownership or otherwise, in any other firm, corporation, association, or business enterprise.

     7(b). Title to Properties and Assets. The Seller has good, absolute, and marketable title to all of the Properties being sold to the Purchaser pursuant to this agreement. The Property is subject to no lease, mortgage, pledge, lien, charge, security interest, encumbrance, or restriction whatsoever.

     7(c). Taxes. All federal, state, local, and foreign income, ad valorem, excise, sales, use, payroll, unemployment, and other taxes and assessments that are due and payable by Seller have been properly computed, duly reported, fully paid, and discharged. There are no unpaid Taxes that are or could become a lien on the property or assets of the Seller. The Seller has not incurred any liability for penalties, assessments, or interest under the Internal Revenue Code.

REPRESENTATIONS  AND  WARRANTIES  BY  PURCHASER

     8. The Purchaser represents and warrants to the Seller that the Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is presently being conducted. Furthermore, the Purchaser has full power and authority to execute, deliver, and consummate this Agreement subject to the conditions to Closing set forth in this Agreement. All corporate acts, reports, and returns required to be filed by the Purchaser with respect to this transaction have been or will be properly filed prior to the Closing Date. No provisions exist in any contract, document, or other instrument to which the Purchaser is a party or by which the Purchaser is bound that would be violated by consummation of the transactions contemplated by this Agreement.

NATURE  AND  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES

9. The representations and warranties contained in or made pursuant to this agreement will survive the execution and delivery of this agreement and all inspections, examinations, and audits made at any time by or on behalf of any of the parties.

     ASSIGNMENT

10. Neither the Seller nor the Purchaser may assign this agreement without the consent of the other. Nothing in this agreement, expressed or implied, is intended to confer on any person, other than the parties to this agreement and their successors, any rights or remedies under or by reason of this agreement.

     EXPENSES

11. Each of the parties shall bear all expenses incurred by them in connection with this agreement, in the consummation of the transactions contemplated by this agreement, and in preparation of this agreement.

CHOICE  OF  LAW

12. The laws of Texas will govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     PARTIES  IN  INTEREST

13. All the terms and provisions of this agreement are binding on and inure to the benefit of, and may be enforced by, the Seller and the Purchaser and their successors and assigns.

     INTEGRATED  AGREEMENT

14. This agreement constitutes the entire agreement between the parties. There are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth in this agreement.

SELLER
Commercial  Capital  Trading  Corporation,  a  Delaware  corporation


By   /s/  Constance  Sharp
----------------------------------
Constance  Sharp,  Vice  President


PURCHASER
Sharp Technology, Inc, a Delaware corporation


By: /s/  George  Sharp
----------------------------------